Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RIVERVIEW BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 20, 2007

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Riverview Bancorp, Inc. The meeting will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 18, 2007 at 10:00 a.m., local time.

        The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers, as well as a representative of Deloitte & Touche LLP, our independent auditor, will be present to respond to appropriate questions of stockholders.

        We would like to remind you of the investment presentation by our trust company, Riverview Asset Management Corp., starting at 9:30 a.m. prior to the Annual Meeting of Stockholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

/s/Patrick Sheaffer

Patrick Sheaffer
Chairman and Chief Executive Officer

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RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET
SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 18, 2007

        Notice is hereby given that the Annual Meeting of Stockholders of Riverview Bancorp, Inc. will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 18, 2007, at 10:00 a.m., local time, for the following purpose:

        Proposal 1:        To elect three directors to each serve for a three-year term, and to elect one director to serve for a two-year term.

        We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

        The Board of Directors has fixed the close of business on May 22, 2007 as the record date for the annual meeting. This means that stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Phyllis Kreibich

PHYLLIS KREIBICH
CORPORATE SECRETARY

Vancouver, Washington
June 20, 2007

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET
SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

 ANNUAL MEETING OF STOCKHOLDERS
JULY 18, 2007

    The Board of Directors of Riverview Bancorp, Inc. is using this proxy statement to solicit proxies from our stockholders for use at the annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about June 20, 2007.

        The information provided in this proxy statement relates to Riverview Bancorp, Inc. and its wholly-owned subsidiary, Riverview Community Bank. Riverview Bancorp, Inc. may also be referred to as “Riverview” and Riverview Community Bank may also be referred to as the “Bank.” References to “we,” “us” and “our” refer to Riverview and, as the context requires, Riverview Community Bank.

INFORMATION ABOUT THE ANNUAL MEETING

        Our annual meeting will be held as follows:

Date:	Wednesday, July 18, 2007
Time:	10:00 a.m., local time
Place:	Riverview Center, located at 17205 S.E. Mill Plain Boulevard, Vancouver, Washington

Matters to Be Considered at the Annual Meeting

        At the meeting, you will be asked to consider and vote upon the following proposal:

        Proposal 1.        Election of three directors of Riverview Bancorp, Inc. to each serve for a three-year term and election of one director of Riverview Bancorp, Inc. to serve for a two-year term.

We also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

        We have fixed the close of business on May 22, 2007 as the record date for stockholders entitled to notice of and to vote at our annual meeting. Only holders of record of Riverview’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Riverview common stock you own, unless you own more than 10% of Riverview’s outstanding shares. As provided in our articles of incorporation, record holders of common stock who beneficially own in excess of 10% of Riverview’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. On May 22, 2007, there were 11,627,980 shares of Riverview common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

        Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a stockholder of record if your shares of Riverview common stock are held in your name. If you are a beneficial owner of Riverview common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

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        Shares of Riverview common stock can only be voted if the stockholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a stockholder of record.

        Voting instructions are included on your proxy card. Shares of Riverview common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of our director nominees. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

        If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted. Your broker may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as “broker non-votes.” The proposal to elect directors described in this proxy statement is considered a discretionary item under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

        If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

        We maintain an employee stock ownership plan (“ESOP”) for the benefit of our employees. Each ESOP participant may instruct the ESOP trustee how to vote the shares of Riverview common stock allocated to his or her account under the ESOP by completing the voting instruction card distributed by the ESOP trustee. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions. Unallocated shares of Riverview common stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions. As of the close of business on the voting record date, May 22, 2007 shares have been allocated to participants’ accounts. The trustees of the ESOP are Patrick Sheaffer, Ronald A. Wysaske, John A. Karas and David A. Dahlstrom. The deadline for returning your voting instructions to the trustees is July 5, 2007.

How Many Shares Must Be Present to Hold the Meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Riverview common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

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What if a Quorum Is Not Present at the Meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

        Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Riverview common stock. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our articles of incorporation, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominee receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its director nominees.

May I Revoke My Proxy?

       You may revoke your proxy before it is voted by:

       submitting a new proxy with a later date;

       notifying the Corporate Secretary of Riverview in writing before the annual meeting that you have revoked your proxy; or

       voting in person at the annual meeting.

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of May 22, 2007, the voting record date, information regarding share ownership of:

          those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Riverview’s common stock other than directors and executive officers;

          each director and director nominee of Riverview;

          each executive officer of Riverview or Riverview Community Bank named in the Summary
          Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

          all current directors and executive officers of Riverview and Riverview Community Bank as a group.

        Persons and groups who beneficially own in excess of five percent of Riverview’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Riverview’s common stock as of the close of business on the voting record date.

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        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Beneficial Owners of More Than 5%

Riverview Community Bank	817,542	6.98
Employee Stock Ownership Plan Trust
900 Washington Street, Suite 900
Vancouver, Washington 98660

Banc Fund V L.P., Banc Fund VI L.P. and Banc Fund VII L.P. (2)	635,538	5.43
208 South LaSalle Street
Chicago, Illinois 60604

Dimensional Fund Advisors LP (3)	664,153	5.67
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Directors

Gary R. Douglass	56,304	*
Robert K. Leick	27,396	*
Paul L. Runyan	251,902	2.15
Edward R. Geiger	35,864	*
Michael D. Allen	43,468	*
Jerry C. Olson	4,014	*

Named Executive Officers

Patrick Sheaffer**	551,687	4.71
Ronald A. Wysaske**	218,240	1.86
John A. Karas	54,079 (4)	*
David A. Dahlstrom	47,862	*
Ronald L. Dobyns	24,312	*

All Executive Officers and Directors as a Group (13 persons)	1,350,130	11.30
________
* Less than one percent of shares outstanding.
** Mr. Sheaffer and Mr. Wysaske are also directors of Riverview.
(1)     The amounts shown include the following shares of common stock which the named individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted pursuant to our stock option plans: Mr. Douglass, 8,000 shares; Mr.
          Leick, 11,996 shares; Mr. Geiger, 27,996 shares; Mr. Allen, 28,000 shares; Mr. Sheaffer, 16,000 shares; Mr. Wysaske, 55,561 shares;
          Mr. Karas, 16,000 shares; Mr. Dahlstrom, 36,000 shares; Mr. Dobyns, 12,000 shares; and all Riverview executive officers and directors as a group, 237,553 shares.
(2) Based solely on a Schedule 13G, dated February 12, 2007 and filed with the SEC on February 13, 2007.
(3) Based solely on a Schedule 13G/A, dated February 1, 2007 and filed with the SEC on February 8, 2007.
(4) 23,000 shares are subject to a pledge.

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PROPOSAL 1 - ELECTION OF DIRECTORS

        Our Board of Directors consists of eight members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. On March 1, 2007, the Board of Directors voted to increase the size of the Board from seven to eight members, and appointed Jerry C. Olson to fill the vacancy created. Mr. Olson was recommended by a non-management director. Pursuant to Washington law, Mr. Olson is standing for election at this year’s annual meeting of shareholders. Mr. Olson has been nominated to serve a two-year term, in order to preserve the staggered terms of the members of the Board of Directors.

        The table below sets forth information regarding each director of Riverview and each nominee for director. The Nominating Committee of the Board of Directors selects nominees for election as directors. All of our nominees currently serve as Riverview directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

        The Board of Directors recommends a vote “FOR” the election of Paul L. Runyan, Ronald A. Wysaske and Michael D. Allen, each for a three-year term, and “FOR” the election of Jerry C. Olson for a two-year term.

	Age as of	Year First Elected or	Term to
Name	March 31, 2007	Appointed Director (1)	Expire

BOARD NOMINEES

Paul L. Runyan	72	1979	2010 (2)
Ronald A. Wysaske	54	1985	2010 (2)
Michael D. Allen	65	2001	2010 (2)
Jerry C. Olson	65	2007	2009 (2)

DIRECTORS CONTINUING IN OFFICE

Patrick Sheaffer	67	1979	2008
Edward R. Geiger	64	1999	2008
Robert K. Leick	71	1972	2009
Gary R. Douglass	65	1994	2009

___________
(1)	Includes service on the Board of Directors of Riverview Community Bank.
(2)	Assuming the individual is elected.

        Set forth below is the principal occupation of each nominee for director and each director continuing in office. All nominees and directors have held their present positions for at least five years unless otherwise indicated.

        Paul L. Runyan was the owner and operator of Runyan’s Jewelry Store in Camas and White Salmon, Washington from 1954 until his retirement in 2004. He is an active member of numerous civic and community organizations, including the White Salmon Elks, Order of the Eastern Star of the Grand Chapter of Washington and Masonic Lodge in Washougal and White Salmon. Mr. Runyan owns and operates the Mountain Brook Tree Farm near White Salmon.

        Ronald A. Wysaske joined Riverview Community Bank in 1976. He became President and Chief Operating Officer of the Bank and Riverview in February 2004. He has been a member of the Board of Directors of the Bank since 1985, and Riverview since its inception in 1997. Prior to his appointment as President and Chief Operating Officer, he served as Executive Vice President, Treasurer and Chief Financial Officer of the Bank since 1981 and of Riverview since its inception. He is responsible for the daily operations and the management of Riverview Community Bank. Mr.

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Wysaske holds a B.A. and an M.B.A. from Washington State University, and is active in numerous professional, educational and civic organizations.

        Michael D. Allen is retired after a 40-year career in the banking industry. Mr. Allen began his career with Seattle First National Bank in 1964 and progressed through a number of management positions, including serving as Vice President and Credit Supervisor for Southwest Washington. From 1989 until 1998, Mr. Allen served as Executive Vice President of Northwest National Bank, responsible for commercial and retail banking operations. During that bank’s pending acquisition by US Bank, Mr. Allen served as President from 1998 until 1999. He is a past board member of the Southwest Washington Private Industry Council, Identity Clark County, the Vancouver Housing Authority and the Community Housing Resource Center.

        Jerry C. Olson is President and Chief Executive Officer of Olson Engineering, Inc. A graduate of Oregon State University with a Masters in Forest Engineering, Mr. Olson holds many professional designations including Professional Engineer, Professional Land Surveyor and Certified Forester. He is actively involved in many regional business organizations, including Washington State’s Department of Natural Resources Board and the Engineering and Surveying Licensing Board. In addition, Mr. Olson’s local board involvement includes the Columbia River Economic Development Council, Building Industry Association of SW Washington, Responsible Growth Forum and the Commercial Real Estate Economic Coalition.

        Patrick Sheaffer joined Riverview Community Bank in 1965 and has served as Chief Executive Officer since 1976. He became Chairman of the Board in 1993. He has been Chairman of the Board and Chief Executive Officer of Riverview since its inception in 1997. He is responsible for the daily operations and the management of Riverview. Mr. Sheaffer is active in numerous professional and civic organizations.

        Edward R. Geiger is a retired business management and executive search consultant with over 40 years of experience. Prior to establishing his consulting firm, Mr. Geiger was Corporate Controller at Pacific Telecom, Inc. His prior experience also includes three other Fortune 500 companies, municipal government and the military. Mr. Geiger, an inactive certified public accountant, is an active volunteer currently serving on the boards of directors of several non-profit organizations.

        Robert K. Leick, an attorney in private practice, was a prosecuting attorney for Skamania County, Washington, from 1967 to 1994 and a municipal court judge from 1994 through 2005. He has served on the Port of Skamania County, Fort Vancouver Regional Library, Washington State Association of Prosecuting Attorneys (Past President), Skamania County Historical Society, Skamania County Chamber of Commerce and Skamania County E.D.C. He is currently serving on the Boards of Directors of Cascade Wood Components, Riverview Asset Management Corp. and Orchard Hills Country Club.

        Gary R. Douglass, is a retired certified public accountant. Prior to his retirement, he had been in private practice in Camas, Washington since 1978 and retired as a partner of Douglass, Paulson & Lessard, CPAs, PC in April 2004. He serves on the Board of Directors of Riverview Asset Management Corp. and serves on the Management Committee of Orchard Hills Country Club.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

        The Boards of Directors of Riverview and Riverview Community Bank conduct their business through Board and committee meetings. During the fiscal year ended March 31, 2007, the Riverview Board of Directors held eight regular meetings and one special meeting and the Bank Board of Directors held nine regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Boards and committees on which he served during this period.

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Committees and Committee Charters

        Riverview’s Board of Directors has standing Audit and Nominating Committees. Riverview Community Bank’s Board of Directors has standing Executive, Audit, Personnel/Compensation, Compliance and Senior Loan Committees. Riverview’s Board of Directors does not have its own compensation committee because Riverview has no employees. Riverview’s Audit and Nominating Committees have adopted written charters, copies of which are available on our website at www.riverviewbank.com.

Committees of the Riverview Board of Directors

        The Audit Committee consists of Directors Douglass (Chairman), Geiger and Allen, and is responsible for developing and monitoring the audit program. It also has the sole authority to appoint or replace our independent auditor. The Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. In addition, Mr. Douglass has been designated by the Board of Directors as the “audit committee financial expert,” as defined by the SEC. The Audit Committee met six times during the fiscal year ended March 31, 2007.

        The Nominating Committee consists of Directors Leick (Chairman), Douglass and Geiger, and is responsible for selecting nominees for the election of directors and developing a list of nominees for Board vacancies. Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Committee met twice during the fiscal year ended March 31, 2007.

        The Nominating Committee met on April 9, 2007 to nominate directors for election at the annual meeting. Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the market area of Riverview Community Bank. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Riverview director. The Committee will consider director candidates recommended by our stockholders. If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see “Stockholder Proposals and Nominations” in this proxy statement.

Committees of the Riverview Community Bank Board of Directors

        The Executive Committee, which consists of Directors Sheaffer (Chairman), Runyan and Leick, meets as necessary in between meetings of the full Board of Directors. The Executive Committee met twice during the fiscal year ended March 31, 2007.

        The Audit Committee consists of Directors Douglass (Chairman), Geiger and Allen, and is responsible for developing and monitoring the audit program. The Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. The Audit Committee met six times during the fiscal year ended March 31, 2007.

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        The Personnel/Compensation Committee consists of Directors Geiger (Chairman), Douglass and Runyan. This Committee determines annual grade and salary levels for Riverview Community Bank employees and establishes personnel policies. Each member of the Personnel/Compensation Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. The Personnel/Compensation Committee met twice during the fiscal year ended March 31, 2007.

        The Compliance Committee consists of Directors Leick (Chairman), Douglass, Geiger, Runyan and Allen. This Committee is responsible for directing and monitoring the internal audit and compliance programs. The Compliance Committee met three times during the fiscal year ended March 31, 2007.

        The Senior Loan Committee consists of Directors Sheaffer, Leick and Allen, and is chaired by Executive Vice President David A. Dahlstrom, who does not vote on matters presented to the Committee. The Committee reviews and approves all aggregate lending relationships from $4 million to River Community Bank’s internal loan limit. The Senior Loan Committee met 32 times during the fiscal year ended March 31, 2007.

        The Nominating Committee consists of Directors Leick (Chairman), Douglass and Geiger, and is responsible for selecting nominees for the election of directors and developing a list of nominees for Board vacancies. The Committee met twice during the fiscal year ended March 31, 2007.

Corporate Governance

        We are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq with respect to corporate governance. The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

        Code of Ethics. On January 17, 2007, the Board of Directors reviewed and approved the Officer and Director Code of Ethics, that had originally been adopted December 17, 2003. The Code is applicable to each of Riverview’s directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available on our website at www.riverviewbank.com.

        Communication with the Board of Directors. The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action.

        Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of stockholders. All members of the Board of Directors attended the 2006 annual meeting of stockholders.

        Related Party Transactions. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. Riverview Community Bank is therefore prohibited from making any new loans or extensions of credit to its executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $176,000 at March 31, 2007. These loans (i) were made in the ordinary course of business, (ii) were made on substantially the

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same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made. Loans in amounts up to $12.6 million are granted pursuant to Riverview Community Bank’s normal approval procedures. All loans and aggregate loans to individual directors and executive officers are required to be reviewed by the Executive Committee and reported to the Board. All loan approval and review procedures are governed by written policies.

        Director Independence. Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors. The Board has determined that five of our seven directors are independent, as defined by Nasdaq. Messrs. Allen, Douglass, Geiger, Leick, Olson and Runyan are all independent. Only Patrick Sheaffer, who is our Chairman and Chief Executive Officer, and Ronald A. Wysaske, who is our President and Chief Operating Officer, are not independent.

DIRECTORS’ COMPENSATION

        The following table shows the compensation paid to our non-employee directors for the fiscal year ended March 31, 2007. Compensation for Directors Patrick Sheaffer and Ronald A. Wysaske, who are employees of Riverview Community Bank, is included in the section entitled “Executive Compensation.”
					Change in
					Pension
					Value
					and Non-
				Non-Equity	qualified
	Fees			Incentive	Deferred	All
	Earned			Plan	Compen-	Other
	or Paid	Stock	Option	Compen-	sation	Compen-
	in Cash	Awards	Awards	sation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)

Paul L. Runyan	18,225	--	--	--	4,187	190	22,602
Robert K. Leick	16,525	--	--	--	3,709	190	20,424
Gary R. Douglass	16,175	--	--	--	2,324	190	18,689
Edward R. Geiger	20,075	--	--	--	--	190	20,265
Michael D. Allen	20,050	--	--	--	1,074	190	21,314
Jerry C. Olson		--	--	--	--
___________
(1)	Consists of earnings on balances in nonqualified deferred compensation plan.
(2)	Consists of a small gift.

        Directors receive an annual retainer of $5,000 and a fee of $1,000 for each Board meeting attended. Outside directors also receive $250 for each committee meeting attended. The Personnel/Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board. During the fiscal year ended March 31, 2007, the committee recommended increasing Board meeting fees from $900 to $1,000 per meeting attended and committee meeting fees from $225 to $250 per meeting attended. These recommendations were approved by the Board of Directors.

        Riverview Community Bank adopted a non-qualified deferred compensation plan in 1986 which permits directors to elect to defer their retainer and monthly fees until retirement with no income tax payable by the director until retirement benefits are received. We credit an earnings adjustment on assets under the plan based on the rate of the Bank’s average yield in assets for the prior year, less 100 basis points. For the calendar year ended December 31, 2006, this crediting rate was 6.66%. Under the current version of the plan, when the participant ceases to be a director, we will pay the director or his designated beneficiaries his plan benefit in a lump sum or in annual installments over ten years, as elected by the director. This election is made at the same time the director makes his compensation deferral election. The payment will be based on an amount equal to the balance in the director’s account immediately before the date on

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which benefits commence, plus interest on the unpaid balance if the payment is made in installments. Payments shall commence upon the first day of the second year following the year in which the participant ceases to be a director, unless the committee administering the plan elects to commence payment earlier, and earlier payment is permitted by law. Payments may also be on account of hardship, as defined under the plan. The estimated liability under the plan is accrued as earned by the director. At March 31, 2007, our aggregate liability under the plan for directors was $958,000.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Personnel/Compensation Committee. Because Riverview does not have its own employees, the Personnel/Compensation Committee of Riverview Community Bank is responsible for establishing and monitoring compensation policies, and for evaluating performance and setting salaries. The Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

        Objectives and Overview of the Compensation Program. Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Riverview and Riverview Community Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. The principles underlying the executive compensation policies include the following:

  to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

  to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance;

  to motivate executives to enhance long-term stockholder value by building their equity interest in Riverview; and

  to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

        The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) the performance of Riverview and Riverview Community Bank as a whole, with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by our progress during the year.

        Compensation Program Elements. The Personnel/Compensation Committee focuses primarily on the following four components in forming the total compensation program for our executive officers:

  base salary;

  incentive compensation;

  deferred compensation; and

  long-term incentive compensation.
The current compensation plans involve a combination of salary, incentive compensation to reward short-term performance, deferred compensation and stock option grants to reward long-term performance.

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        Base Salary. The purpose of base salary is to create a secure base of cash compensation for our employees. Salary levels are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Personnel/Compensation Committee regularly evaluates current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The survey analysis focuses primarily on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committee annually reviews the Northwest Financial Industry Salary Survey prepared by Milliman USA in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 119 Northwest financial organizations, and the America’s Community Banker’s Compensation Survey which covers over 375 responding financial institutions nationwide. We analyze the results of the survey by position, and the midpoint of each position/grade, as it compares to Riverview Bank. In the past, we have used the services of Watson Wyatt to assist in the development of salary and incentive compensation programs. Our Chief Operating Officer engaged Watson Wyatt Worldwide to perform an analysis for the year ended March 31, 2005 of our compensation process, and short-term incentives for our executive officers and certain other selected senior officers. The final report presented observations of competitive base salaries and short-term incentives. See “Incentive Compensation Program” for additional information.

        Incentive Compensation Program. We believe it is appropriate to provide individuals who are responsible for managing existing business and/or generating new business with competitive incentive compensation opportunities. Our incentive compensation plan is designed to provide for incentive compensation with established targets of 40% of salary for the Chief Executive Officer, 50% of salary for the Chief Operating Officer, 35% to 45% of salary for executive vice presidents and 15% to 35% of salary for senior management. Certain other officers may participate in the plan at a level of 10% to 30% of salary. The Watson Wyatt review described above included a review of plan objectives, eligibility/participation, award potentials, performance measures and award determination. Recommendations included suggested participants (senior management and key loan production employees) and optimal incentives (increase the maximum award potential to two times the salary-at-risk percentage). By rewarding goals that are exceeded, we truly utilize incentive for growth and are competitive in the marketplace. The Personnel/Compensation Committee reviewed the recommendations of Watson Wyatt and approved them in 2005. We may utilize the services of compensation consultants, as needed, to remain fair and competitive in the future.

        The Personnel/Compensation Committee approves goals and incentive participation each year. Individual participant goals and performance modifier targets are communicated to participants in writing in the first quarter of the fiscal year to which the goals apply. Goals are measured against performance after the end of the fiscal year. Results are communicated the month following year-end for each participant. The performance modifier ranges from zero to a maximum of two times the salary at risk percentage. In making awards under the incentive compensation plan, the Personnel/Compensation Committee, the Chief Operating Officer and Chief Executive Officer or executive officers, as appropriate, review quantifiable data versus a plan approved by the Board. The plan also provides for subjective evaluation of performance by the Committee, the Chief Operating Officer and Chief Executive Officer or executive officers, as appropriate.

        Currently, performance measures include financial objectives such as profitability, loan volume, deposit growth and efficiency. Participant salaries are recorded, with specific goals tied to Riverview Community Bank’s goals for the year, and a percentage of compensation is noted as “salary at risk.” For example, if the Chief Executive Officer’s salary is $214,488 per year with a 40% salary at risk factor, the opportunity for salary at risk compensation is $85,795 if goals are met at 100%. The salary at risk is divided into several goals based on annual goals of Riverview and Riverview Community Bank. A performance modifier is used to determine the percentage of the goal met. A goal partially met at 88% with a weight factor of 25% of salary at risk would look like this:

        $214,488 X 40% salary at risk = $85,795

Goal Weight	Performance Modifier	Result
0.25	0.88	0.22

        $85,795 X .22 = $18,875

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        Performance goals are assessed annually and paid following the fiscal year end. For the fiscal year ended March 31, 2007, the performance goals for the named executive officers, with the exception of Mr. Karas, consisted of profit, loan growth, deposit growth and efficiency ratio. The actual financial performance goals for all the named executive officers except for John Karas were net income of $11.0 million, loan productions of $402 million, low yield checking and demand deposit growth of $40.0 million and an efficiency ratio of 60% . John Karas’s actual financial performance goals for the Riverview Asset Management Corp plan based awards were total assets under management of $270.0 million and net income of $276,000. The weights assigned to each performance goal vary by position, as shown in the table below:

	Performance Goal
Name	Profit	Loan Growth	Deposit Growth	Efficiency Ratio

Patrick Sheaffer	25%	25%	25%	25%
Ronald L. Dobyns	30%	20%	20%	30%
Ronald A. Wysaske	25%	25%	25%	25%
David A. Dahlstrom	20%	40%	20%	20%

Mr. Karas, who is the President and Chief Executive Officer of Riverview Asset Management Corp., had 2007 performance goals that consisted of net after tax revenue, weighted at 30%, and assets under management, weighted at 70%. For all of the named executive officers, the goals had performance modifiers that ranged from zero to two times salary at risk.

        For the fiscal year ended March 31, 2007, the corporate and financial performance goals for all of our executive officers, with the exception of Mr. Karas, under the incentive compensation plan were identical. For the year ended March 31, 2007, the salary at risk results for our named executive officers, with the exception of Mr. Karas, were as follows:

Name	Base Salary ($)(1)	Profit	Efficiency	Deposit Growth	Loan Growth	Total	% Salary Eligible

Patrick Sheaffer	214,488	25%	25%	25%	25%	100%	40%
Performance Modifier		1.7636	2.0	0.0	0.88
Incentive Compensation		$37,827	$42,898	$0.00	$18,875	$99,600

Ronald L. Dobyns	113,476	30%	30%	20%	20%	100%	30%
Performance Modifier		1.7636	2.0	0.0	0.88
Incentive Compensation		$18,011	$20,426	$0.00	$5,992	$44,429

Ronald A. Wysaske	191,442	25%	25%	25%	25%	100%	50%
Performance Modifier		1.7636	2.0	0.0	0.88
Incentive Compensation		$42,203	$47,861	$0.00	$21,059	$111,123

David A. Dahlstrom	142,910	20%	20%	20%	40%	100%	35%
Performance Modifier		1.7636	2.0	0.0	0.88
Incentive Compensation		$17,643	$20,007	$0.00	$17,607	55,256
___________
(1)	As of April 1, 2006.

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For the year ended March 31, 2007, the salary at risk result for Mr. Karas was as follows:

	Base Salary ($)(1)	Assets Under Management	Net Revenue	Total	% Salary Eligible

John A. Karas	143,328	70%	30%	100%	40%
Performance Modifier		1.98	1.74
Incentive Bonus ($)		$79,461	$29,927	$109,388
___________
(1)	As of April 1, 2006.

        Deferred Compensation. Officers at the level of senior vice president and above may elect to defer up to 10% of salary and bonus until retirement, with no income tax payable by the officer until retirement benefits are received. This alternative is available through the non-qualified deferred compensation plan described below in the section entitled “Nonqualified Deferred Compensation.”

        Long Term Incentive Compensation. In connection with Riverview Community Bank’s reorganization into the holding company structure, the Board of Directors adopted the 1998 Stock Option Plan and the 1998 Management Development and Recognition Plan for executive officers, employees and non-employee directors. These plans were approved by Riverview’s stockholders. The Board of Directors also adopted the 2003 Stock Option Plan, which was approved by stockholders at the 2003 annual meeting of stockholders. Under the plans, non-employee directors, executive officers and other employees may receive grants and awards. We believe that stock ownership by our executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and restricted stock awards under the plans are allocated based upon regulatory practices and policies, and the practices of other publicly traded financial institutions as verified by external surveys and are based upon the executive officers’ level of responsibility and contributions to Riverview and Riverview Community Bank.

        Stock ownership is also enhanced through participation in our ESOP, under which eligible employees receive an allocation of Riverview stock based on a percentage of eligible wages. The Board of Directors has appointed an administrative committee of Riverview officers to administer the ESOP and the 401(k) plan, and the named executive officers participate in both of these plans. On an annual basis, the Board of Directors establishes the allocation level of employer contribution to the ESOP, which applies to all eligible participants including the named executive officers. In 2006, Riverview contributed 24,633 shares into the ESOP on behalf of eligible participants, and matched the first four percent of participants' contributions into the 401(k) plan each payroll period.

        Allocation of Compensation. We do not have any specific policies regarding allocation of total compensation between short-term and long-term elements, or cash and non-cash elements. For the year ended March 31, 2007, the composition of total compensation for our named executive officers was as follows:

Type of Compensation	Percentage of Total Compensation

Base salary	59.3%
Incentive compensation	29.7%
Deferred compensation earnings	1.6%
Benefits	9.4%

Summary Compensation Table

        The following table shows information regarding compensation earned during the fiscal year ended March 31, 2007 for our named executive officers: (1) Patrick Sheaffer, our principal executive officer; (2) Ronald L. Dobyns, our principal financial officer; and (3) our three other most highly compensated executive officers, who are Ronald A. Wysaske, John A. Karas and David A. Dahlstrom.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(1)	All Other Compen- sation ($)(2)	Total ($)

Patrick Sheaffer	2007	221,021	--	--	--	99,600	11,271	41,510	373,402
Chairman and Chief Executive
Officer

Ronald L. Dobyns	2007	115,378	--	--	--	44,429	122	15,190	175,119
Senior Vice President and
Chief Financial Officer

Ronald A. Wysaske	2007	201,272	--	--	--	111,123	10,226	38,092	360,753
President and Chief Operating
Officer

John A. Karas	2007	155,637	--	--	--	109,388	212	19,552	284,789
Executive Vice President and
President and Chief Executive
Officer of Riverview Asset
Management Corp.

David A. Dahlstrom	2007	146,671	--	--	--	55,256	645	19,056	221,628
Executive Vice President and
Chief Credit Officer

__________
(1)	Consists of earnings on balances in nonqualified deferred compensation plan.
(2)	Please see the table below for more information on the other compensation paid to our executive officers in the year ended March 31, 2007.

        All Other Compensation. The following table sets forth details of “All other compensation,” as presented above in the Summary Compensation Table. The amounts reflected constitute contributions by Riverview Community Bank.

Name	ESOP Contribution ($)	401(k) Plan Contribution ($)	Life Insurance Premium ($)	Company Car Allowance ($)	Board Fees ($)	Total ($)

Patrick Sheaffer	9,850	9,015	745	8,400	13,500	41,510
Ronald L. Dobyns	7,541	6,822	827	--	--	15,190
Ronald A. Wysaske	9,849	7,599	1,144	6,000	13,500	38,092
John A. Karas	9,843	8,647	1,062	--	--	19,552
David A. Dahlstrom	9,584	8,413	1,059	--	--	19,056

        Employment and Severance Agreements. We are party to employment agreements with Messrs. Sheaffer and Wysaske. Each agreement was for an initial term of 36 months, and on each anniversary of the commencement date, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. For the year ending March 31, 2008, Mr. Sheaffer’s annual salary is $235,937 and Mr. Wysaske’s annual salary is $210,586. The salaries, which are paid by Riverview Community Bank, must be reviewed annually and may be increased at the discretion of the Board. The employment agreements also require that the Bank provide Messrs. Sheaffer and Wysaske, at no cost to them, with all other benefits that are provided uniformly to permanent full-time employees. The

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employment agreements provide that compensation must be paid in the event of disability, termination without cause, termination by the executive for specified reasons or in the event of a change in control, as described below under “Potential Payments Upon Termination.”

        We have entered into severance agreements with Messrs. Dobyns, Karas and Dahlstrom. Each agreement was for an initial term of 36 months, and on each anniversary of the commencement date, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The severance agreements provide for severance payments and continuation of employee benefits in the event of involuntary termination of employment in connection with any change in control of Riverview or Riverview Community Bank, as described below under “Potential Payments Upon Termination.”

Grants of Plan-Based Awards

        The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended March 31, 2007. We did not grant any equity awards to the named executive officers.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)

Patrick Sheaffer	--	85,795	171,590
Ronald L. Dobyns	--	34,043	68,086
Ronald A. Wysaske	--	95,721	191,442
John A. Karas	--	57,331	114,662
David A. Dahlstrom	--	50,019	100,037
_________
(1)	The performance goals and measurements associated with our executive officers’ non-equity incentive plan that generate the awards set forth above are provided in the “Incentive Compensation Program.”

Outstanding Equity Awards

        The following information with respect to outstanding option awards as of March 31, 2007 is presented for the named executive officers. The named executive officers have no unvested stock awards outstanding.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Patrick Sheaffer	16,000	--	--	12.98	03/15/2016
Ronald L. Dobyns	8,000	--	--	12.98	03/15/2016
	4,000	--	--	6.88	10/01/2008
Ronald A. Wysaske	16,000	--	--	12.98	03/15/2016
	39,561	--	--	6.88	10/01/2008
John A. Karas	16,000	--	--	12.98	03/15/2016
David A. Dahlstrom	16,000	--	--	12.98	03/15/2016
	20,000	--	--	6.76	05/06/2012

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Options Exercised and Stock Vested

        The following table shows the value realized upon exercise of stock options for our named executive officers in the year ended March 31, 2007. The named executive officers did not have any stock awards which vested during the year ended March 31, 2007.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Patrick Sheaffer	82,454	820,404
Ronald L. Dobyns	--	--
Ronald A. Wysaske	19,781	171,594
John A. Karas	25,000	248,592
David A. Dahlstrom	--	--

Nonqualified Deferred Compensation

        The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in the year ended March 31, 2007.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)

Patrick Sheaffer	13,500	--	29,865	--	458,340
Ronald L. Dobyns	2,700	--	662	--	11,321
Ronald A. Wysaske	13,500	--	27,289	--	419,448
John A. Karas	4,150	--	1,156	--	19,055
David A. Dahlstrom	15,500	--	3,527	--	56,959

        Officers at the level of senior vice president and above may elect to defer up to 10% of salary and bonus until retirement, with no income tax payable by the officer until retirement benefits are received under the deferred compensation plan adopted by Riverview Community Bank. We credit an earnings adjustment on assets under the plan based on the rate of the Bank’s average yield in assets for the prior year, less 100 basis points. For the calendar year ended December 31, 2006, this crediting rate was 6.66%. Under the current version of the plan, when the officer separates from service, we will pay the officer or his designated beneficiaries his plan benefit in a lump sum or in annual installments over ten years, as elected by the officer. This election is made at the same time the officer makes his compensation deferral election. The payment will be based on an amount equal to the balance in the officer’s account immediately before the date on which benefits commence, plus interest on the unpaid balance if the payment is made in installments. Payments shall commence on the first day of the second year following the year in which the officer separates from service, unless the committee that administers the plan elects to commence payment earlier, and earlier payment is permitted by law. Payments may also be on account of hardship, as defined under the plan. The estimated liability under the plan is accrued as earned by the officer. At March 31, 2007, our aggregate liability under the plan for the named executive officers was $965,000.

Potential Payments Upon Termination

        We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death. In addition, our equity plans also provide for potential payments upon termination. The following discussion addresses the potential payments that the named executive officers could receive under a variety of scenarios.

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        Employment Agreements. We have entered into employment agreements with Messrs. Sheaffer and Wysaske. Each agreement provides for payments to the executive upon his disability or termination. If the executive becomes disabled during the term of his employment agreement, Riverview Community Bank may terminate his employment. In that event, the Bank must pay the executive as disability pay, a bi-weekly payment equal to three-quarters of his bi-weekly rate of base salary on the effective date of the termination, with payments beginning on the effective date of the executive’s termination. The disability pay shall be reduced by the amount, if any, paid to the executive under any plan of Riverview Community Bank providing disability benefits to the executive. In addition, Riverview Community Bank must also cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to the executive’s termination for disability. The disability payments and coverages will end on the earlier of (1) the date the executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for disability and pursuant to an employment agreement; (2) the executive’s full-time employment by another employer; (3) the executive attaining the age of 65; (4) the executive’s death; or (5) the expiration of the term of the executive’s employment agreement. If Messrs. Sheaffer and Wysaske had become disabled as of March 31, 2007, they would have been entitled to the following:

Name	Bi-weekly Payment ($)	Continuation of Employee Benefits ($)

Patrick Sheaffer	--	--
Ronald A. Wysaske	3,288	253

        The employment agreements also provides for benefits in the event of the executive’s termination. If the executive’s employment is terminated for any reason other than a change in control, disability, death, retirement or cause, or the executive terminates his employment as a result of a material diminution in his function, duties or responsibilities, a relocation of his office by more than 35 miles, a material reduction in his benefits, the liquidation or dissolution of Riverview Community Bank, or any breach of the employment agreement by the Bank, the Bank must continue making all payments due under the agreement for the remaining term of the agreement. The Bank must also cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to the executive’s termination. If the employment of Messrs. Sheaffer and Wysaske had been terminated as of March 31, 2007 for any of the reasons described in this paragraph, we estimate that the value of the benefits under the employment agreements would have been as follows:

Name	Continuation of Payments Due ($)(1)	Continuation of Employee Benefits ($)

Patrick Sheaffer	789,429	75,935
Ronald A. Wysaske	645,000	72,930
__________
(1)	Calculated based on limitations contained in Section 280G of the Internal Revenue Code

The employment agreements restrict each executive’s right to compete against Riverview or Riverview Community Bank for a period of one year from the date of termination of the agreement if the executive voluntarily terminates his employment, except in the event of a change in control.

        The employment agreements also provide for severance payments and other benefits in the event of an involuntary termination of employment in connection with any change in control of Riverview or Riverview Community Bank. If within 12 months after a change in control, the executive’s employment is terminated other than by death, retirement, disability or for cause, or the executive terminates his employment for certain reasons listed in the severance agreement (including a demotion, loss of title or significant authority, reduction in compensation or benefits, or relocation of more than 35 miles), Riverview Community Bank must pay a lump sum severance payment of 2.99 times the average annual compensation payable by the Bank and includable by the executive in gross income during the five-year period preceding the effective date of the change in control. In addition, the Bank must also cause to be continued for 36 months from the executive’s termination, life, medical, dental and disability coverage substantially identical to

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the coverage maintained for the executive prior to the executive’s termination. The executive will also be entitled to receive (1) the value of employer contributions that would have been made on his behalf over the remaining term of the employment agreement to any tax-qualified retirement plan sponsored by the Bank as of the date of termination and (2) benefits due him under, or contributed by Riverview or the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by Riverview or the Bank on his behalf to the extent that such benefits are not otherwise paid to him upon a change in control. If the employment of Messrs. Sheaffer and Wysaske had been terminated as of March 31, 2007 in connection with a change in control, we estimate that the value of the benefits under the employment agreements would have been as follows:

Name	Lump Sum Severance Payment ($)	Continuation of Employee Benefits ($)	Value of Employer Contributions to Tax-Qualified Retirement Plans ($)

Patrick Sheaffer	789,429	20,172	55,763
Ronald A. Wysaske	645,000	20,761	52,169

The agreements contain provisions requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.
        Severance Agreements. We have entered into agreements that would provide benefits to Messrs. Dobyns, Karas and Dahlstrom following a change in control. If within 12 months after a change in control, the executive’s employment is terminated other than for cause, or the executive terminates his employment for certain reasons listed in the severance agreement (including a demotion, loss of title or significant authority, reduction in compensation or benefits, or relocation of more than 35 miles), Riverview Community Bank must pay a lump sum severance payment of 2.99 times the average annual compensation payable by the Bank and includable by the executive in gross income during the five-year period preceding the effective date of the change in control. In addition, the Bank must also cause to be continued for 36 months from the executive’s termination, life, medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to the executive’s termination. If the employment of Messrs. Dobyns, Karas and Dahlstrom had been terminated as of March 31, 2007 in connection with a change in control, we estimate that the value of the benefits under the severance agreements would have been as follows:

Name	Lump Sum Severance Payment ($)	Continuation of Employee Benefits ($)

Ronald L. Dobyns	$343,596	$62,361
John A. Karas	558,873	76,027
David A. Dahlstrom	544,714	74,538

The agreements contain provisions requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

        Equity Plans. Our 1998 Stock Option Plan and 2003 Stock Option Plan provide for accelerated vesting of awards in the event of a change in control. Currently, all outstanding options held by the named executive officers are fully vested.

Compensation Committee Interlocks and Insider Participation

        The members of the Personnel/Compensation Committee are Directors Geiger, Runyan and Douglass. No members of this Committee were officers or employees of Riverview or any of its subsidiaries during the year ended March 31, 2007, nor were they formerly Riverview officers or had any relationships otherwise requiring disclosure.

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Personnel/Compensation Committee Report

        The Personnel/Compensation Committee of Riverview Community Bank’s Board of Directors has submitted the following report for inclusion in this proxy statement:

        We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        The foregoing report is provided by the following directors, who constitute the Personnel/Compensation Committee:

Personnel/Compensation Committee

Edward R. Geiger, Chairman
Paul L. Runyan
Gary R. Douglass

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. In April 2004, the Board of Directors adopted a revised Audit Committee charter to reflect the new responsibilities imposed by the Sarbanes-Oxley Act of 2002. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to Riverview’s audited financial statement for the year ended March 31, 2007:

  The Audit Committee has completed its initial review and discussion of the 2007 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the auditor’s independence; and

  The Audit Committee has, based on its review and discussions with management of the 2007 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Riverview’s audited financial statements for the year ended March 31, 2007 be included in its Annual Report on Form 10-K.

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        The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Gary R. Douglass, Chairman
Edward R. Geiger
Michael D. Allen

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Riverview’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that during the fiscal year ended March 31, 2007, all filing requirements applicable to our reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

INDEPENDENT AUDITOR

        Deloitte & Touche LLP served as our independent auditor for the fiscal year ended March 31, 2007. The Audit Committee of the Board of Directors has not made a decision as to Riverview’s independent auditor for the fiscal year ending March 31, 2008 and that matter is currently under discussion. A representative of Deloitte & Touche will be present at the annual meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.

        On August 18, 2005, Riverview’s Audit Committee selected Deloitte & Touche to serve as Riverview’s independent public accountant for the fiscal year ending March 31, 2006. The Audit Committee terminated the engagement of McGladrey & Pullen LLP as Riverview’s independent accountant effective August 17, 2005. The decision to change accountants was approved by Riverview’s Audit Committee and the Board of Directors on August 17, 2005.

        In connection with the audits for the 2005 and 2004 fiscal years and through August 17, 2005, (1) there were no disagreements with McGladrey & Pullen on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Riverview requested that McGladrey & Pullen furnish it with a letter addressed to the SEC, stating whether they agree with the foregoing statements, and if not, stating the respects in which they do not agree. The required letter from McGladrey & Pullen was filed as an exhibit to Riverview’s Current Report on Form 8-K filed on August 22, 2005.

        The reports of McGladrey & Pullen on Riverview’s financial statements for fiscal years ended March 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        We had not consulted with Deloitte & Touche during 2005 or 2004 or the period from April 1, 2005 through August 18, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Deloitte & Touche might issue on Riverview’s financial statements.

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        The following table sets forth the aggregate fees billed, or expected to be billed, to Riverview by Deloitte & Touche for professional services rendered for the fiscal years ended March 31, 2007 and 2006.

	Year Ended March 31,
	2007	2006
Audit Fees	$308,000	$275,000
Audit-Related Fees	--	7,500
Tax Fees	--	6,785
All Other Fees	--	--

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        In order to be eligible for inclusion in our proxy solicitation materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our main office at 900 Washington Street, Suite 900, Vancouver, Washington 98660, no later than February 21, 2008. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act.

        Our Articles of Incorporation provide that if a stockholder intends to nominate a candidate for election as a director or submit a stockholder proposal, the stockholder must deliver written notice of his or her intention to the Corporate Secretary of Riverview not less than 30 nor more than 60 days prior to the date of a meeting of stockholders; provided, however, that if less than 31 days’ notice of the date of the meeting is given or made to stockholders, such written notice must be delivered to the Corporate Secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth certain information specified in our Articles of Incorporation.

MISCELLANEOUS

        The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

        We will bear the cost of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

        Riverview's Annual Report to Stockholders, which includes the Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the voting record date. Any stockholder who has

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not received a copy of such Annual Report may obtain a copy by writing to the Corporate Secretary. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Phyllis Kreibich

PHYLLIS KREIBICH
CORPORATE SECRETARY

Vancouver, Washington
June 20, 2007

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REVOCABLE PROXY
RIVERVIEW BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
JULY 18, 2007

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. (“Riverview”) with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Riverview which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 18, 2007, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated.

	FOR	VOTE WITHHELD
1. The election as directors of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Three-year term:
Paul L. Runyan
Ronald A. Wysaske
Michael D. Allen

Two-year term:
Jerry C. Olson

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee’s name on the line below.

2. In their discretion, upon such other matters as may properly come before the meeting.

        The Board of Directors recommends a vote “FOR” the election of the nominees listed above.

For participants in the Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan: Please note that if this proxy is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant's account will be voted in the same proportions as shares of Riverview Bancorp, Inc. for which directions have been received unless the Bank of New York determines to vote otherwise, consistent with its obligations under ERISA.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the election of the nominees listed above. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the 2007 annual meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the annual meeting or at any adjournment or postponement thereof and after notification to the Corporate Secretary of Riverview at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Riverview, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2007 Annual Report to Stockholders.

Dated: ___________________, 2007

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.

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